SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C.  20549


                                 FORM 8-K

                              CURRENT REPORT


                     Pursuant to Section 13 or 15 (d)

                  of the Securities Exchange Act of 1934


Date of Earliest Event Reported:                                July 19, 1995


                                MEDAR, INC.

          (Exact name of registrant as specified in its charter)


                                 Michigan

             (State or other jurisdiction of incorporation)


                         38700 Grand River Avenue
                        Farmington Hills, Michigan

                 (Address of principal executive offices)


                                  48335

                                (Zip Code)



Registrant's telephone number,
including area code:                                 (810)477-3900


                                  0-12728

                         (Commission file number)

                                38-2191935

                     (IRS Employer Identification No.)

ITEM 5    OTHER EVENTS.

          On July 19, 1995, Medar, Inc. reported in a press release that it had settled its patent litigation which was initiated by Square D Company in April of 1994 in the Federal District Courts in Eastern District of Michigan and in Delaware. This resolution also settles claims made by Medar against Square D for violation of a Medar patent. The terms of the settlement made under the auspices of the Federal District Court in Delaware provide for a cross license agreement on all single phase welding patents held by either company.


          Specific terms of the agreement will not be disclosed. However, Medar expects to record an after tax charge, for payments under the terms of the settlement and for other related expenses, which is anticipated to approximate $3.1 million ($.36 per share) in its quarter ended
          June 30, 1995. In addition, Medar has agreed to make yearly payments for the use of technology in the future that are expected to approximate 1% of sales of welding products.

                                SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



MEDAR, INC.



/s/CHARLES J. DRAKE                     07/28/95
Charles J. Drake
President & Chairman of the Board





/s/RICHARD R. CURRENT                   07/28/95
Richard R. Current
Vice President of Finance